Filed Pursuant to Rule 424(b)(5)

Registration No. 333-289278

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 3, 2025)

$2,100,000,000

Class A Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “sales agreement”) with Cantor Fitzgerald & Co., Mizuho Securities USA LLC, The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Clear Street LLC, Craig-Hallum Capital Group LLC, H.C. Wainwright & Co., LLC, JonesTrading Institutional Services LLC, Keefe, Bruyette & Woods, Inc., Needham & Company, LLC, Northland Securities, Inc., Piper Sandler & Co., Roth Capital Partners, LLC and Virtu Americas LLC (each, a “sales agent,” and collectively, the “sales agents”), relating to shares of our Class A common stock, par value $0.0001 per share (our “Class A common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $2,100,000,000 from time to time through the sales agents, acting as our agents, or directly to the sales agents, acting as principals.

Our Class A common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ABTC.” On September 2, 2025, the closing price of our Class A common stock on Nasdaq was $6.90 per share, giving effect to the Reverse Stock Split (as defined below).

Sales, if any, of Class A common stock under the sales agreement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions, to or through a market maker, on or through Nasdaq or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions (including block transactions), or through a combination of any such methods of sale. The sales agents may also sell our Class A common stock by any other method permitted by law. The sales agents are not required to sell any specific number or dollar amount of our Class A common stock, but the sales agents will use their commercially reasonable efforts consistent with their normal trading and sales practices in accordance with the sales agreement and on mutually agreed terms between each sales agent and us.

Each sales agent will receive from us a commission equal to up to 3.0% of the gross proceeds from the sales of shares of our Class A common stock sold to or through it under the sales agreement. In connection with the sale of the shares of our Class A common stock on our behalf, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of each sales agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act.

Under the terms of the sales agreement, we may also sell shares of our Class A common stock to the sales agents, acting as principals, at a price per share to be agreed upon at the time of sale. If we sell shares to the sales agents as principals, we will enter into a separate terms agreement with them.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

Cantor	Mizuho

Benchmark A StoneX Company	BTIG	Canaccord Genuity	Clear Street	Craig-Hallum	H.C. Wainwright & Co.	Jones

Keefe, Bruyette & Woods A Stifel Company	Needham & Company	Northland Capital Markets	Piper Sandler	Roth Capital Partners	Virtu Financial

The date of this prospectus supplement is September 3, 2025.

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This document is in two parts. The first part, this prospectus supplement, describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information and disclosure. When we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If there is any inconsistency between information in or incorporated by reference into the base prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the Class A common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find More Information” before investing in our Class A common stock.

When used in this prospectus, the terms “ABTC,” the “Company,” “we,” “our” and “us” refer to American Bitcoin Corp. (f/k/a Gryphon Digital Mining, Inc.) and its consolidated subsidiaries following completion of the Mergers (as defined below), unless otherwise specified or the context otherwise requires. See “Summary – Our Company.” References to “$” refer to United States dollars.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the sales agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, as well as assumptions, that, if proven incorrect or do not materialize, could cause our results to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are generally identified by the words “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. There can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors.

These forward-looking statements may include, for example, statements about:

●	expectations relating to our future financial performance and our plans, strategies and objectives of future operations;

●	the ability to expand our business or enter into new lines of business and provide new offerings, services and features and make enhancements to our business;

●	future hardware or network investments to scale capacity;

●	the ability to compete with existing and new competitors in existing and new markets and offerings;

●	the ability to acquire new businesses or pursue strategic transactions;

●	the outcome of any material litigation to which we are a party;

●	the ability of our cash flows generated from operating activities and our Bitcoin held in reserve to meet our anticipated cash requirements in the short-term;

●	our ability to access the capital markets for any long-term funding not provided by operating cash flows and cash on hand;

●	the expectations regarding the effects of existing and developing laws and regulations;

●	global and domestic economic conditions and their impact on demand for our markets and offerings;

●	our anticipated offering of shares of our Class A common stock in this offering on the terms and conditions described herein; and

●	the aggregate amount of total net proceeds, if any, that we may receive from this offering and our expectations with respect to the use of such net proceeds and estimated expenses of this offering.

S-iii

You should carefully consider these risks when you make a decision concerning an investment in our Class A common stock. The following factors or events, among others, could cause actual results to differ materially from those described in the forward-looking statements:

●	our ability to establish and maintain strategic collaborations or other arrangements, and the terms and timing of such arrangements;

●	changes in our financial or operating performance or more generally due to broader stock market movements and the performance of peer group companies;

●	competitive pressures in the markets in which we operate;

●	changes in laws or regulations;

●	physical risks related to climate change;

●	changes in geopolitical, social or general economic conditions and other events and circumstances in the United States or elsewhere; and

●	the other important factors discussed in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, including our Current Report on Form 8-K filed with the SEC on September 3, 2025, as updated by our subsequent filings under the Exchange Act.

We operate in a competitive and rapidly changing environment. The risks and uncertainties described and referred to above are not exhaustive and further information concerning us and our business, including factors that make an investment in our securities speculative or risky and any one of which could potentially materially affect our business, financial condition, or operating results, may emerge from time to time. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements with these cautionary statements and urge you not to place undue reliance on any forward-looking statements. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein speak only as of the date of such document. Except as required by law, we do not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

S-iv

Summary

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our Class A common stock, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, and the information set forth under the caption “Where You Can Find More Information” on page S-14.

Our Company

General

American Bitcoin is a purpose-built Bitcoin accumulation vehicle and aims to pursue that goal through a levered strategy that combines efficient Bitcoin mining, disciplined Bitcoin reserve expansion and focused ecosystem engagement.

Prior to September 3, 2025, we were a digital-asset mining company known as Gryphon Digital Mining, Inc. On September 3, 2025, we completed our stock-for-stock merger transactions (the “Mergers”) pursuant to the Agreement and Plan of Merger, dated as of May 9, 2025 (the “Merger Agreement”), by and among us, GDM Merger Sub I Inc., GDM Merger Sub II LLC and pre-merger American Bitcoin Corp. (“Historical ABTC”), pursuant to which we acquired Historical ABTC and we changed our name from Gryphon Digital Mining, Inc. to American Bitcoin Corp. Shortly before the closing of the Mergers, we effected a 5-for-1 reverse stock split of our common stock (the “Reverse Stock Split”) and our common stock was reclassified as Class A common stock. At the closing of the Mergers, we issued shares of Class A common stock and Class B common stock to ABTC stockholders based upon an agreed exchange ratio specified in the Merger Agreement. In connection with the closing of the Mergers, our Class A common stock began trading on the Nasdaq under the symbol “ABTC” on September 3, 2025.

The financial information for Historical ABTC as of December 31, 2024 and 2023, and for the years ended December 31, 2024, 2023 and 2022, the three months ended March 31, 2025 and 2024 and the three and six months ended June 30, 2025 and 2024, have been filed as Exhibits 99.2, 99.6 and 99.7 to our Current Report on Form 8-K filed on September 3, 2025, and are incorporated by reference herein. The pro forma financial information related to the Mergers has been filed as Exhibit 99.8 to our Current Report on Form 8-K filed on September 3, 2025, and is incorporated by reference herein (the “Pro Forma Financial Statements”).

Our Corporate Information

Our principal executive offices are located at 1101 Brickell Avenue, Suite 1500, Miami, FL 33131 and our telephone number is (305) 224-6427. We were incorporated in the State of Delaware on October 3, 2018. We maintain a website at www.americanbtc.com. The information found on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	American Bitcoin Corp.

Class A common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $2,100,000,000.

Use of Proceeds	We intend to use the net proceeds, if any, from this offering to purchase Bitcoin, purchase Bitcoin mining application-specific integrated circuit machines (“ASICs”) and for other general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our Class A common stock involves a high degree of risk. Prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” on page S-3 of this prospectus supplement and in the documents incorporated by reference herein, our future periodic reports as well as the other information contained or incorporated by reference in this prospectus supplement, before making a decision to invest in our Class A common stock.

Nasdaq trading symbol	ABTC

Risk Factors

Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below in addition to those described in the section entitled “Risk Factors” in the Annual Report, any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein) and any Current Reports on Form 8-K, including our Current Report on Form 8-K filed with the SEC on September 3, 2025, as well as the other information contained or incorporated by reference in this prospectus supplement as updated by our subsequent filings under the Exchange Act before making a decision to invest in our Class A common stock. The risks and uncertainties described herein and in our SEC filings are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in money market funds or other short-term, investment-grade, interest-bearing investments. These investments may not yield a favorable return to our stockholders.

You may experience immediate and substantial dilution in this offering and future dilution as a result of future offerings and other issuances of equity or equity-linked securities.

The shares of our Class A common stock sold in this offering, if any, will be sold from time to time at various prices. The price per share of our Class A common stock being offered may be substantially higher than the pro forma net tangible book value per share of our outstanding Class A common stock at the time you are purchasing shares in this offering. Therefore, if you purchase shares of our Class A common stock in this offering, you may pay a price per share that exceeds our as-adjusted pro forma net tangible book value per share of Class A common stock. See “Dilution.”

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for shares of our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible into or exchangeable into shares of Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, future issuances of our Class A common stock or Class A common stock-related securities, together with outstanding options and warrants and the vesting and/or settlement of outstanding stock units, and the conversion of Class B common stock and Class C common stock into Class A common stock from time to time, may result in further dilution.

The Class A common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times may pay different prices.

Investors who purchase shares of our Class A common stock in this offering at different times may pay different prices, and so may experience different outcomes in their investment results. We will have discretion to vary the timing, prices, and numbers of shares of Class A common stock sold in this offering, if any, and there is no minimum or maximum per-share sales price. Investors may experience a decline in the value of their shares of Class A common stock as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Class A common stock we will issue under the sales agreement and the net proceeds from this offering, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agents at any time throughout the term of the sales agreement. The number of shares of Class A common stock that are sold by the sales agents after delivering a sales notice, and the net proceeds received by us from this offering, will fluctuate based on a number of factors, including the market price of the shares of Class A common stock during the sales period, demand for our shares of Class A common stock during the sales period and, with respect to sales by the sales agent, volume and price limits we set with the sales agents. Because the price per share of each share of Class A common stock sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares of Class A common stock that will be ultimately issued in this offering, if any.

Future offerings of debt securities, which would rank senior to our Class A common stock upon our liquidation, and future offerings of equity or equity-linked securities, which could dilute our existing stockholders and may be senior to our Class A common stock for the purposes of dividend and liquidating distributions, may materially adversely affect the market price of our Class A common stock.

We may raise additional capital through the issuance of debt, equity or equity-linked securities from time to time. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our Class A common stock. Additional equity or equity-linked securities offerings may dilute the holdings of our existing stockholders or reduce the market price of our Class A common stock, or both. Preferred stock could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our Class A common stock. Sales of substantial amounts of our Class A common stock or equity-linked securities, or the perception that these sales could occur, could have a material adverse effect on the price of our Class A common stock. Because our decision to issue debt, equity or equity-linked securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Class A common stock bear the risk of our future offerings reducing the market price of our Class A common stock and diluting the value of their stock holdings in us.

Use of Proceeds

We may issue and sell shares of our Class A common stock in this offering having an aggregate offering proceeds of up to $2,100,000,000 from time to time. The timing of any sales and the number of shares of our Class A common stock sold, if any, will depend on a variety of factors to be determined by us. Because there is no assurance that we will offer and sell any shares of our Class A common stock in this offering and we are unable to predict the price at which any shares may be sold, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There is no minimum amount of funds that must be raised in this offering.

We currently intend to use the net proceeds, if any, from sales of our Class A common stock in this offering to purchase Bitcoin, purchase Bitcoin mining ASICs and for other general corporate purposes. Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual use of net proceeds will depend on numerous factors. We will retain broad discretion of the use of the net proceeds from any sale of Class A common stock by us. Pending utilization, we may temporarily invest the net proceeds from this offering, including in money market funds or other short-term, investment-grade, interest-bearing investments.

capitalization

Other than the Reverse Stock Split described herein and in our Current Report on Form 8-K filed on September 3, 2025, there have been no material changes to our capitalization as set forth in our Pro Forma Financial Statements since June 30, 2025.

Dilution

If you invest in our Class A common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Class A common stock in this offering and the pro forma as-adjusted net tangible book value per share of our common stock immediately after this offering.

Our pro forma net tangible book value as of June 30, 2025, was approximately $292.5 million, or $0.32 per share of our common stock, based on 908,331,161 shares of our Class A common stock and Class B common stock outstanding as of June 30, 2025, on a pro forma basis after giving effect to the Mergers and the Reverse Stock Split. Pro forma net tangible book value represents the amount of our total tangible assets, less total liabilities, after giving effect to the Mergers and the Reverse Stock Split, and pro forma net tangible book value per share represents pro forma net tangible book value divided by the number of outstanding shares of our Class A and Class B common stock as of June 30, 2025, after giving effect to the Mergers and the Reverse Stock Split. See Exhibit 99.8 to our Current Report on Form 8-K filed on September 3, 2025 for details on the calculations of pro forma amounts. Pro forma net tangible book value does not include the value of intangible assets, such as the value of any Bitcoin held by us. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our Class A common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 304,347,826 shares of Class A common stock in this offering at an assumed public offering price of $6.90 per share, the last reported sale price on Nasdaq on September 2, 2025, giving effect to the Reverse Stock Split, and after deducting commissions and estimated offering expenses payable by us, our as-adjusted pro forma net tangible book value as of June 30, 2025, would have been approximately $2,329.3 million, or approximately $1.92 per share of common stock. This represents an immediate increase in as-adjusted pro forma net tangible book value of $1.60 per share to our existing stockholders and an immediate dilution of $4.98 per share to investors participating in this offering at the assumed public offering price.

Dilution per share to new investors is determined by subtracting pro forma net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$6.90
Pro forma net tangible book value per share as of June 30, 2025	$0.32
Increase in pro forma net tangible book value per share attributable to this offering	$1.60
Pro forma as-adjusted net tangible book value per share after giving effect to this offering		$1.92
Dilution in pro forma net tangible book value per share to investors in this offering		$4.98

The table above assumes for illustrative purposes that an aggregate of $2,100,000,000 in shares of our Class A common stock are sold at a price of $6.90 per share, the last reported sale price of our Class A common stock on Nasdaq on September 2, 2025, giving effect to the Reverse Stock Split. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares of our Class A common stock are sold from the assumed offering price of $6.90 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $2,100,000,000 is sold at that price, would increase our pro forma as-adjusted net tangible book value per share after the offering to $1.98 per share and would increase the dilution in pro forma net tangible book value per share to investors participating in this offering to $5.92 per share. A decrease of $1.00 per share in the price at which the shares of our Class A common stock are sold from the assumed offering price of $6.90 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $2,100,000,000 is sold at that price, would decrease our pro forma net tangible book value per share after the offering to $1.84 per share and would decrease the dilution in pro forma net tangible book value per share to investors participating in this offering to $4.06 per share.

The information discussed above is illustrative only and will adjust based on the actual public offering prices and other terms of this offering determined at the time of sale.

The table and discussion above are based on 908,331,161 shares of our Class A common stock and Class B common stock outstanding as of June 30, 2025, pro forma, after giving effect to the Mergers and the Reverse Stock Split, and exclude:

●	1,373,372 shares of our Class A common stock, issuable upon the exercise of Class A common stock purchase warrants outstanding as of June 30, 2025, with an exercise price of $1.50 per share;

●	256,957 shares of our Class A common stock, issuable from time to time upon the settlement of restricted stock units outstanding as of June 30, 2025; and

●	any shares of our Class C common stock, convertible into shares of Class A common stock, reserved for future issuance pursuant to the Amended and Restated American Bitcoin Corp. 2025 Omnibus Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of warrants, no grant of equity awards and no vesting and settlement of the outstanding restricted stock units described above and gives effect to the Mergers and Reverse Stock Split.

To the extent any warrants are exercised, any restricted stock units vest and are settled, new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of our Class A common stock, Class B common stock or Class C common stock in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.

We expect to continue to raise capital when and as needed and at the time and in the manner most advantageous to us. To the extent that additional capital is raised through the sale of equity, equity-linked, convertible debt securities or other securities that are exercisable for, or convertible into, shares of our Class A common stock, the issuance of these securities could result in further dilution to our stockholders.

U.S. Federal Income Tax Considerations

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of the shares of our Class A common stock offered by this prospectus supplement and the accompanying prospectus. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), rulings, official pronouncements, and judicial decisions, all as in effect on the date hereof and all of which are subject to change and differing interpretations, possibly with retroactive effect. This discussion is limited to Non-U.S. Holders (as defined below) that purchase shares of our Class A common stock offered by this prospectus supplement and the accompanying prospectus and that hold the shares of Class A common stock as “capital assets” as defined in the Code (generally, property held for investment). Moreover, this summary does not address all of the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities, traders in securities that elect to use a mark to market method of tax accounting or persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common stock being taken into account in an “applicable financial statement,” brokers, expatriates, entities or arrangements treated as partnerships for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, persons that hold their Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment, and persons subject to an alternative minimum tax), all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address U.S. federal estate and gift tax considerations, alternative minimum tax considerations, the Medicare tax or the effect of any state, local or non-U.S. tax law. There can be no assurance that the IRS will not assert, or that a court will not sustain, a contrary position with respect to the U.S. federal income tax considerations described herein.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SHARES OF CLASS A COMMON STOCK, AS WELL AS THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS, NON-U.S. TAX LAWS OR INCOME TAX TREATIES.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Class A common stock, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder. A “U.S. Holder” is a beneficial owner of Class A common stock that is, for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Class A common stock, the U.S. federal income tax treatment of its partners will generally depend upon the status of the partners and the activities of such partnership. A partnership holding Class A common stock and each of its partners should consult their tax advisors as to the tax consequences to them of holding and disposing of Class A common stock in light of their particular circumstances.

Dividends and Distributions on Class A common stock

We do not anticipate declaring or paying any dividends to holders of our Class A common stock in the foreseeable future. However, if we were to pay dividends on our Class A common stock, such dividends received by a Non-U.S. Holder with respect to Class A common stock will generally be subject to U.S. federal withholding tax at a rate of 30% unless the Non-U.S. Holder provides proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN or W-8BEN-E). Distributions will constitute dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Distributions that exceed such current or accumulated earnings and profits will reduce the Non-U.S. Holder’s basis in its Class A common stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of Class A common stock and will be treated as described under “—Sale or Other Disposition of Class A common stock” below.

Notwithstanding the foregoing, Non-U.S. Holders should expect that the gross amount of any distributions with respect to Class A common stock will generally be subject to U.S. withholding tax, unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. persons and, in the case of corporate Non-U.S. Holders, may also be subject to an additional branch profits tax.

Sale or Other Disposition of Class A common stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of Class A common stock, unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. persons and, in the case of corporate Non-U.S. Holders, may also be subject to an additional branch profits tax;

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain will generally be subject to U.S. federal income tax and may be offset by U.S. source capital losses in certain circumstances; or

●	we are or have been a “United States real property holding corporation” (a “USRPHC”), as defined in the Code, at any time during the shorter of the five-year period ending on the date of the sale, exchange, redemption, or other disposition of our Class A common stock, and the period that the Non-U.S. Holder held our Class A common stock, and certain other conditions are met, in which case the gain will generally be subject to tax as income effectively connected with a U.S. trade or business. We believe that we are not, and do not anticipate becoming, a USRPHC, although no assurances can be provided in this regard.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the ownership and disposition of our Class A common stock and the effects of any applicable income tax treaties.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder, withholding tax will generally be required on payments of dividends in respect of Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) otherwise qualifies for an exemption, (ii) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (iii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of Class A common stock, in each case, held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding tax, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which an investor holds our Class A common stock will affect the determination of whether withholding under the rules described in this paragraph is required. No additional amounts will be paid to holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in our Class A common stock.

Plan of Distribution

We have entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., Mizuho Securities USA LLC, The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Clear Street LLC, Craig-Hallum Capital Group LLC, H.C. Wainwright & Co., LLC, JonesTrading Institutional Services LLC, Keefe, Bruyette & Woods, Inc., Needham & Company, LLC, Northland Securities, Inc., Piper Sandler & Co., Roth Capital Partners, LLC and Virtu Americas LLC, pursuant to which we may issue and sell from time to time shares of our Class A common stock having an aggregate offering price of up to $2,100,000,000 to or through the sales agents. The sales agents may act as agents on our behalf or purchase shares of our Class A common stock as principals. A copy of the sales agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this prospectus supplement. If we sell our Class A common stock to any sales agent, acting as principal, we will enter into a separate agreement setting forth the terms of such transaction and, to the extent required by applicable law, we will describe this agreement in a separate prospectus supplement or pricing supplement.

Sales, if any, of our Class A common stock under the sales agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act, including by means of ordinary brokers’ transactions, to or through a market maker, on or through Nasdaq or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions (including block transactions), or through a combination of any such methods of sale. The sales agents may also sell our Class A common stock by any other method permitted by law.

The shares of Class A common stock may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We cannot predict the number of shares of our Class A common stock that we may sell under the sales agreement on the Nasdaq or any other trading market for our Class A common stock in the United States, or if any Class A common stock will be sold at all.

Upon receipt of written instructions from us and subject to the terms and conditions of the sales agreement, the applicable sales agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to sell on our behalf the shares of our Class A common stock. We will instruct a sales agent as to the maximum amount of Class A common stock to be sold by such sales agent pursuant to such instructions. We may instruct such sales agent not to sell any Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any sales agent, with respect to itself only, may suspend the offering of our Class A common stock by notifying the other party.

A sales agent will provide to us written confirmation no later than the opening of the trading day on Nasdaq following the trading day on which shares of Class A common stock are sold under the sales agreement. Each confirmation will include the number of shares of Class A common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the applicable sales agent. We will report at least quarterly the number of shares of Class A common stock sold through the sales agents under the sales agreement, the net proceeds to us (before expenses) and the compensation paid by us to the sales agents in connection with the sales of shares of Class A common stock.

We will pay each sales agent a commission, in cash, for its service in acting as agent in the sale of our Class A common stock at a commission rate of up to 3.0% of the gross sales price per share of Class A common stock sold to or through such agent under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the sales agents for certain specified expenses, including the fees and expenses of their legal counsel in an amount not to exceed $100,000 in connection with the execution of the sales agreement and $25,000 per calendar quarter thereafter and certain ongoing expenses. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the sales agents under the terms of the sales agreement, will be approximately $242,500.

Settlement of any sales of Class A common stock will occur on the first trading day following the date on which such sales were made, or on some other date that is agreed upon by us and the sales agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree.

We or the sales agents may suspend the offering upon notice and subject to other conditions. The offering of our Class A common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of the shares of our Class A common stock subject to the sales agreement and (ii) the termination of the sales agreement by us or the sales agents as provided therein. This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the sales agents, and the sales agents may distribute this prospectus supplement and the accompanying prospectus electronically.

The sales agents will use commercially reasonable efforts, consistent with their sales and trading practices, to sell on our behalf all of the shares of our Class A common stock requested to be sold by us under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the shares of Class A common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.

We may engage in investment banking, brokerage and other dealings with the sales agents and their affiliates in the ordinary course of business and we expect that the sales agents and their affiliates will receive customary fees and commissions for their services in connection with these transactions.

Legal Matters

Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the sales agents by Morrison & Foerster LLP, Washington, District of Columbia.

Experts

The audited consolidated financial statements of Gryphon Digital Mining, Inc. appearing in the Annual Report have been audited by RBSM LLP, independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference (which report includes an explanatory paragraph regarding Gryphon Digital Mining Inc.’s ability to continue as a going concern). Such financial statements are incorporated herein in reliance upon the report of RBSM LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of Historical ABTC as of December 31, 2024 and 2023, and for the years ended December 31, 2024, 2023 and 2022, filed as Exhibit 99.6 to our Current Report on Form 8-K filed on September 3, 2025, have been audited by LJ Soldinger Associates, LLC, independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of LJ Soldinger Associates, LLC pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to you, free of charge, on the SEC’s website at https://www.sec.gov. You may also obtain additional information by visiting our website at https://www.americanbtc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus supplement or any other report or document we file with or furnish to the SEC.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information included or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC (File No. 001-39096) under the Exchange Act and these documents are incorporated herein by reference:

●	the Annual Report, filed on March 31, 2025;

●	the information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A filed on April 21, 2025;

●	the description of our Class A common stock contained in Exhibit 99.5 set forth in our Current Report on Form 8-K, filed on September 3, 2025 and any amendment or report filed for the purpose of updating such description;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed on May 15, 2025, and August 14, 2025, respectively; and

●	our Current Reports on Form 8-K, filed on January 10, 2025, January 13, 2025, January 27, 2025, January 31, 2025, February 26, 2025, March 3, 2025, March 11, 2025, March 11, 2025, March 14, 2025, April 21, 2025, May 6, 2025, May 12, 2025, May 27, 2025, June 5, 2025, June 10, 2025, June 13, 2025, and July 3, 2025, August 29, 2025, September 2, 2025 and September 3, 2025 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and filed shall not be deemed incorporated by reference into this prospectus supplement).

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of shares of our Class A common stock hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.

If requested, we will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference herein). To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

American Bitcoin Corp.

1101 Brickell Avenue, Suite 1500

Miami, Florida 33131

(305) 224-6427

PROSPECTUS

GRYPHON DIGITAL MINING, INC.

$5,000,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

We may offer, issue and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of Class A Common Stock, par value $0.0001 (the “Class A Common Stock”), (2) shares of preferred stock, which we may issue in one or more series, (3) depositary shares representing fractional shares of preferred stock, (4) debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities, (5) warrants to purchase shares of Class A Common Stock, shares of preferred stock or debt securities, (6) subscription rights to purchase shares of Class A Common Stock, shares of preferred stock or debt securities, (7) purchase contracts to purchase shares of Class A Common Stock, shares of preferred stock or debt securities or (8) purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase Class A Common Stock or other securities under the purchase contracts.

Each time we sell securities, we will provide a supplement to this prospectus, to the extent necessary, that contains specific information about the terms of that offering as well as the amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

The aggregate offering price of all securities sold by us under this prospectus may not exceed $5,000,000,000.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, or through a combination of these methods. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

An application has been made to list the Class A Common Stock on Nasdaq under the symbol “ABTC.”

Investing in our securities involves a number of risks. See “Risk Factors” beginning on page 2 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2025.

_________________________

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $5,000,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under “Where You Can Find More Information.”

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus, the terms “Gryphon,” the “Company,” “we,” “our” and “us” refer to Gryphon Digital Mining, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. References to “$” refer to United States dollars.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically update and supersede this information. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02, 7.01 or 9.01 of Form 8-K, as applicable):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”);

●	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on January 10, 2025, January 13, 2025, January 27, 2025, January 31, 2025, February 26, 2025, March 3, 2025, March 11, 2025, March 11, 2025, March 14, 2025, April 21, 2025, May 6, 2025, May 12, 2025, May 27, 2025, June 5, 2025, June 10, 2025, June 13, 2025, and July 3, 2025; and

●	the description of our common stock contained in Exhibit 4.1 of the Annual Report, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and before the termination of the offering of the securities under this prospectus, shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Gryphon Digital Mining, Inc.
1180 North Town Center Drive, Suite 100
Las Vegas, NV 89144
(702) 945-2700

Cautionary Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if proven incorrect or do not materialize, could cause our results to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are generally identified by the words “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

These forward-looking statements may include, for example, statements about:

●	expectations relating to the terms and timing of the Mergers (as defined herein), including whether the conditions to closing of the Mergers will be satisfied and whether the closing will occur at all;

●	expectations regarding projected capitalization;

●	expectations related to the listing of the Class A Common Stock on the Nasdaq and our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	expectations relating to our future financial performance and our plans, strategies and objectives of future operations;

●	future hardware or network investments to scale mining capacity;

●	the Proposed Charter and Proposed Bylaws (each as defined herein) and proposed multi-class structure of our capital structure;

●	the ability to compete with existing and new competitors in existing and new markets and offerings;

●	our ability to access the capital markets for any long-term funding not provided by operating cash flows and cash on hand; and

●	the expectations regarding the effects of existing and developing laws and regulations.

The following factors or events, among others, could cause actual results to differ materially from those described in the forward-looking statements:

●	the risk that the conditions to the closing of the Mergers are not satisfied, including the failure to timely or at all, obtain stockholder approvals relating to the Mergers;

●	uncertainties as to the timing of the closing of the Mergers;

●	changes in our financial or operating performance or more generally due to broader stock market movements and the performance of peer group companies;

●	competitive pressures in the markets in which we operate;

●	changes in laws or regulations

●	changes in general economic conditions; and

●	the other important factors discussed in our Annual Report, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as updated by our subsequent filings under the Exchange Act.

We operate in a competitive and rapidly changing environment. The risks and uncertainties described and referred to above are not exhaustive and further information concerning us and our business, including factors that potentially could materially affect our business, financial condition, or operating results, may emerge from time to time. You should read this prospectus, any accompanying prospectus supplement and any documents incorporated by reference with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements with these cautionary statements and urge you not to place undue reliance on any forward-looking statements. The forward-looking statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, speak only as of the date of such document. Except as required by law, we do not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

The Company

General

Traditionally, Gryphon’s revenue model was to mine and hold Bitcoin and sell only the Bitcoin necessary to pay its operating expenses and to reinvest in operational expansion. Founded in October 2020, Gryphon is based in Las Vegas, Nevada. Gryphon commenced its digital assets mining operations in September 2021.

Gryphon operates approximately 5,880 Bitcoin mining computers, which it purchased from Bitmain Technologies Limited that Gryphon has installed at a third-party hosted mining data center located in Pennsylvania. Revenue generated by the mining of Bitcoin is measured on a dollar per megawatt-hour basis and is variable based on the price of Bitcoin, the measure of difficulty, transaction volume and global hashrate.

On May 9, 2025, Gryphon entered into an Agreement and Plan of Merger by and among GDM Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of Gryphon, GDM Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of Gryphon, and American Bitcoin Corp., a Delaware corporation (“American Bitcoin”), pursuant to which Gryphon will acquire American Bitcoin in a stock-for-stock merger transaction (the “Mergers”). The Mergers would result in a combined company operating under the American Bitcoin name and brand. The Mergers are currently expected to close in Q3 2025, subject to the satisfaction or waiver of other customary conditions.

American Bitcoin is a purpose-built Bitcoin accumulation vehicle and aims to pursue that goal through a levered strategy that combines efficient Bitcoin mining, disciplined Bitcoin reserve expansion and focused ecosystem engagement. The financial information for American Bitcoin as of December 31, 2024 and 2023, and for the years ended December 31, 2024, 2023 and 2022, and the three months ended March 31, 2025 and 2024, and the pro forma financial information related to the proposed Mergers, have been filed as Exhibits 99.1 and 99.2, respectively, to the registration statement of which this prospectus is a part and are included herein.

Our Corporate Information

Gryphon is a Delaware corporation. Its principal executive offices are located at 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144 and its telephone number is (702) 945-2700. Gryphon maintains a website at www.gryphon.com. The information found on, or otherwise accessible through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in our Annual Report, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference herein, and all other information contained or incorporated by reference into this prospectus and any applicable prospectus supplement as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any such securities. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”

Use of Proceeds

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities to acquire additional bitcoin, application-specific integrated circuit machines, and for general corporate purposes.

Description of Securities

This prospectus contains summary descriptions of Class A Common Stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and purchase units that may be offered and sold from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement and/or free writing prospectus. This prospectus and the accompanying prospectus supplement and/or free writing prospectus will contain the material terms and conditions of the securities being offered.

Description of Capital Stock

In connection with the Mergers, our stockholders have approved, among other things, the adoption of the proposed form of amended and restated certificate of incorporation (the “Proposed Charter”), filed as an exhibit to the registration statement of which this prospectus is a part and included herein, at a special meeting of stockholders held on August 27, 2025. In addition, prior to the closing of the Mergers, we intend to amend and restate our Amended and Restated Bylaws to be in the form of the amended and restated bylaws (the “Proposed Bylaws”), filed as an exhibit to the registration statement of which this prospectus is a part and included herein, to be effective as of the date of closing of the Mergers. The issuance of Class A Common Stock and preferred stock pursuant to this prospectus is subject to approval and adoption of the Proposed Charter by our stockholders, amendment and restatement of the Amended and Restated Certificate of Incorporation in the form of the Proposed Charter and subsequent filing of the same with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law (“DGCL”) and other applicable law of the State of Delaware.

The following summary description of the Class A Common Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of the Proposed Charter and Proposed Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and in each case that will be in effect as of the closing of the Mergers. See “Where You Can Find More Information.”

Authorized Capital Stock

The total number of shares of capital stock which we shall have authority to issue is 735,000,000,000 shares. This authorized capital stock consists of (i) 635,000,000,000 shares of common stock, $0.0001 par value per share, comprised of: (a) 500,000,000,000 shares of Class A Common Stock, (b) 10,000,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) and (c) 125,000,000,000 shares of Class C common stock, par value $0.0001 per share (the “Class C Common Stock”) and (ii) 100,000,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

Voting Rights

Except as required by applicable law, each holder of Class A Common Stock shall be entitled to one vote per share, each holder of Class B Common Stock shall be entitled to 10,000 votes per share and each holder of Class C Common Stock shall be entitled to ten votes per share, in each case, on any matter submitted to stockholders for a vote or approval. Except where required by applicable law, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will generally vote together as a single class on all matters submitted to stockholders for a vote or approval. The Proposed Charter will not provide for cumulative voting, unless required by applicable law.

Dividends

Holders of each series of common stock will be entitled to receive, on a per share basis, the same form and amount of dividends and other distributions of cash, property and shares of stock as may be declared from time to time by the board of directors with respect to shares of any other series of common stock out of legally available assets or funds, in each case subject to the rights, powers and preferences applicable to any series of preferred stock we may designate and issue in the future.

Conversion

Each share of Class B Common Stock and Class C Common Stock will be convertible at any time at the option of the holder into one share of Class A Common Stock. The Proposed Charter will not provide for the automatic conversion of shares of Class B Common Stock and Class C Common Stock upon transfer thereof or based on sales or ownership thresholds.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of each series of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders, if any, remaining after the payment of all debts and liabilities, subject to any preferential rights of any outstanding shares of preferred stock.

Rights and Preferences

Holders of each series of common stock will have no preemptive, conversion (except as noted above) or subscription rights and there are no redemption or sinking fund provisions applicable to the Class A Common Stock, Class B Common Stock and Class C Common Stock.

Preferred Stock

The board of directors will be permitted, without further action by the stockholders, to issue up to 100,000,000,000 shares of preferred stock in one or more series with such designations, powers, preferences, special rights, qualifications, limitations and restrictions as the board of directors may determine from time to time. The powers, preferences and relative, participating, optional and other rights of each series of preferred stock and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series outstanding. Issuance of preferred stock by the board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of common stock and could dilute the voting rights of the holders of common stock and the likelihood that such holders will receive dividend payments and payments upon a liquidation.

The board of directors could authorize the issuance of one or more series of preferred stock that could, depending on the terms of such series, impede a tender offer or other takeover attempt.

Charter and Bylaw Provisions; Takeover Statutes

A number of provisions in the Proposed Charter, Proposed Bylaws and the DGCL may have the effect of delaying, deferring or discouraging another person from acquiring control of us or removing our management.

Multiple Classes of Stock

As described above under the heading “Common Stock – Voting Rights,” the Proposed Charter will provide for a triple class common stock structure, which will provide holders of the Class B Common Stock with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of us or our assets.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or our management.

Stockholder Action by Written Consent

The Proposed Charter will provide that from and after the date at which the holders of Class B Common Stock cease to represent at least 50% of total voting power of the outstanding shares of our capital stock then entitled to vote generally in the election of our directors (the “Voting Threshold Date”), no action may be taken by our stockholders by written consent. Prior to the Voting Threshold Date, action may be taken by our stockholders by written consent.

Advance Notice of Proposals and Nominations

The Proposed Charter and Proposed Bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee thereof.

Classified Board; Election and Removal of Directors; Filing Vacancies

The Proposed Charter will provide that the board of directors will be divided into three classes, Class I, Class II and Class III, divided as nearly as equal in number as possible. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Class I directors shall initially serve for a term expiring at the first annual meeting of our stockholders following the closing of the Mergers, Class II directors shall initially serve for a term expiring at the second annual meeting of our stockholders following the closing of the Mergers and Class III directors shall initially serve for a term expiring at the third annual meeting of our stockholders following the closing of the Mergers. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders will not have cumulative voting rights, those stockholders holding a majority of the voting power of the then outstanding capital stock will be able to elect all of our directors.

Except as may be provided in the Investors’ Rights Agreement, dated as of May 9, 2025, by and between us, American Bitcoin and certain American Bitcoin stockholders (the “Investors’ Rights Agreement”), the Proposed Charter will provide for the removal of any directors only for cause by the affirmative vote of a majority of the voting power of our capital stock; provided, however, that prior to the Voting Threshold Date, directors may be removed with or without cause by an action by written consent of our stockholders.

Furthermore, the board of directors will have the exclusive right to set the size of the board. Subject to any rights applicable to any then outstanding shares of preferred stock and except as may be provided in the Investors’ Rights Agreement, any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office, even if less than a quorum and not by our stockholders unless the board of directors determines that such vacancies will be filled by stockholders. No decrease in the authorized number of directors shall remove or shorten the term of any incumbent director. This system of electing and removing directors and filling vacancies may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

In addition, the Investors’ Rights Agreement provides that, for so long as the ABTC Class B Investor Designee (as defined therein) beneficially owns any shares of common stock, such person will have the right to serve as a director.

Special Meetings

The Proposed Charter will provide that special meetings of our stockholders may be called only by or at the direction of the board of directors, our chairperson or executive chairman, chief executive officer, president or, prior to the Voting Threshold Date, secretary upon the written request by stockholders holding a majority of the outstanding shares entitled to vote.

Amendment of Charter

The Proposed Charter will provide that it generally may be amended by the holders of a majority of the voting power of our capital stock; provided, however, that certain provisions of the Proposed Charter related to the number of authorized shares of our capital stock, the designations and rights of our capital stock, the management of our business and the conduct of our affairs, stockholder meetings, liabilities of our directors and officers, indemnification of our directors and officers, restrictions on any business combination with any interested stockholder, business opportunities of certain of our stockholders, forum selection and amendments may only be amended by the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock, voting together in a single class.

In addition, for so long as any shares of Class B Common Stock are outstanding, amendments to the provisions of the Proposed Charter related to the designations and rights of the common stock will require the affirmative vote of the holders of at least 80% of the voting power of our Class B Common Stock outstanding, voting as a separate series.

Amendment of Bylaws

The Proposed Bylaws may be altered, amended or repealed and new bylaws may be adopted, by the board of directors or with the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock.

Delaware Anti-Takeover Law

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three (3) years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. We will opt out of Section 203 of the DGCL in the Proposed Charter and will therefore not be subject to Section 203.

Forum Selection

The Proposed Charter will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on behalf of us; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders; (iii) any action, suit or proceeding arising pursuant to the DGCL, the Proposed Charter or the Proposed Bylaws (as any of the foregoing may be amended from time to time); (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court; or (v) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine.

As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Proposed Charter will also provide that the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Nothing in the Proposed Charter or the Proposed Bylaws will preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”), in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of the Proposed Charter and Proposed Bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Corporate Opportunities; Conflicts of Interest

The Proposed Charter will provide that we will renounce any interest or expectancy in or in being offered an opportunity to participate in, any business opportunity of the holders of Class B Common Stock and their respective officers, directors, directors of their subsidiaries, employees, agents, stockholders, members, managers, partners, representatives, affiliates or subsidiaries (the “Class B Stockholder Group”). We will not renounce any interest in any corporate opportunity offered to any director or officer if such opportunity is expressly offered to such person in writing solely in his or her capacity as our director or officer.

The Proposed Charter will provide that the Class B Stockholder Group will have no duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates engage or propose to engage in or (ii) otherwise competing with us or our affiliates. In the event that the Class B Stockholder Group acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity, such person will have no duty to communicate or offer such transaction or business opportunity to us or our affiliates and they may take any such opportunity for themselves or offer it to another person or entity unless such knowledge was acquired solely in such person’s capacity as our director or officer.

Limitation on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties, subject to certain exceptions. The Proposed Charter will include a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. This provision will not limit or eliminate the liability of any officer in any action by us or in our right, including any derivative claims. Exculpation under this provision will not apply to any director or officer if the director or officer has breached the duty of loyalty to us and our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as a director or officer.

The Proposed Charter will provide that we must generally indemnify and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. It is also expected that we will enter into indemnification agreements with our directors, which agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The limitation of liability, indemnification and advancement provisions in the Proposed Charter may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Registration Rights

We have entered into the Investors’ Rights Agreement. The operative provisions of the Investors’ Rights Agreement will become effective at the closing of the Mergers. The Investors’ Rights Agreement provides, that following the closing of the Mergers, certain holders of Class B Common Stock will have the ability to require us to register under the Securities Act all or any portion of shares of common stock held by them and their permitted transferees, subject to customary requirements and limitations. These holders and their permitted transferees will also have piggyback registration rights, such that they may include their respective shares of common stock in certain future registrations of our securities. The demand registration rights and piggyback registration rights will each be subject to market cut-back exceptions.

The Investors’ Rights Agreement sets forth customary registration procedures. We will also agree to indemnify certain of the holders of Class B Common Stock and their permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in a registration statement by such persons.

Transfer Agent and Registrar

Our transfer agent and registrar for the Class A Common Stock is Continental Stock Transfer & Trust Company.

Listing

Application has been made to list the Class A Common Stock on Nasdaq under the symbol “ABTC.”

Description of Depositary Shares

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Description of Debt Securities

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and the trustee to be named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

●	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

●	any applicable subordination provisions for any subordinated debt securities;

●	the maturity date(s) or method for determining same;

●	the interest rate(s) or the method for determining same;

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

●	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

●	redemption or early repayment provisions;

●	authorized denominations;

●	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

●	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

●	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

●	whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

●	whether the debt securities are secured and the terms of such security;

●	the amount of discount or premium, if any, with which the debt securities will be issued;

●	any covenants applicable to the particular debt securities being issued;

●	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

●	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	any restriction or conditions on the transferability of the debt securities;

●	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

●	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

●	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

Description of Warrants

We may issue warrants for the purchase of shares of Class A Common Stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants is expected to be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

●	the number of warrants offered;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the name of the warrant agent; and

●	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

Description of Subscription Rights

We may issue subscription rights to purchase shares of Class A Common Stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

●	the price, if any, for the subscription rights;

●	the number and terms of each share of Class A Common Stock or preferred stock or debt securities which may be purchased per each subscription right;

●	the exercise price payable for each share of Class A Common Stock or preferred stock or debt securities upon the exercise of the subscription rights;

●	the extent to which the subscription rights are transferable;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

Description of Purchase Contracts and Purchase Units

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A Common Stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

Plan of Distribution

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	to or through agents, dealers or underwriters;

●	directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through an exchange distribution in accordance with the rules of the applicable exchange;

●	by pledge to secure debts and other obligations;

●	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through privately negotiated transactions;

●	through a combination of any of these methods; or

●	through any other method permitted pursuant to applicable law.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Legal Matters

Unless otherwise indicated in any accompanying prospectus supplement, Ellenoff Grossman & Schole LLP will provide opinions regarding the authorization and validity of the securities. Ellenoff Grossman & Schole LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

Experts

Our consolidated financial statements as of December 31, 2024, and for the year ended December 31, 2024, appearing in the Annual Report have been audited by RBSM LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of RBSM LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of American Bitcoin Corp. as of December 31, 2024 and 2023, and for the years ended December 31, 2024, 2023 and 2022, have been audited by LJ Soldinger Associates, LLC, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of LJ Soldinger Associates, LLC pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

$2,100,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

Cantor	Mizuho

Benchmark A StoneX Company	BTIG	Canaccord Genuity	Clear Street	Craig-Hallum	H.C. Wainwright & Co.	Jones

Keefe, Bruyette & Woods A Stifel Company	Needham & Company	Northland Capital Markets	Piper Sandler	Roth Capital Partners	Virtu Financial

September 3, 2025